As filed with the Securities and Exchange Commission on June 20, 2016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-A

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For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

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ACCUSHARES TRUST I

Sponsored by AccuShares Investment Management, LLC
(Exact name of Registrant as specified in its charter)

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Delaware	36-7629280
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

300 First Stamford Place – 4th Floor East
Stamford, Connecticut	06902
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
AccuShares S&P GSCI Crude Oil Excess Return Up Shares, no par value AccuShares S&P GSCI Crude Oil Excess Return Down Shares, no par value	The NASDAQ Stock Market LLC The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:
333-204416

Securities to be registered pursuant to Section 12(g) of the Act:
None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of the Registrant’s Securities to be Registered

A description of the AccuShares S&P GSCI Crude Oil Excess Return Up Shares, no par value, and the AccuShares S&P GSCI Crude Oil Excess Return Down Shares, no par value, of AccuShares Trust I (the “Trust”) to be registered hereunder is set forth in Pre-Effective Amendment No. 2 to the Trust’s Registration Statement under the Securities Act of 1933, as amended, on Form S-1 (Commission File No. 333-204416), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed with this registration statement on Form 8-A, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 20, 2016

ACCUSHARES INVESTMENT
MANAGEMENT, LLC
Sponsor of AccuShares Trust I

By:	/s/ Jack Fonss
Jack Fonss
President and Chief Executive Officer